Exhibit 10.1
FOURTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
     This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 20, 2006, by and between COMERICA BANK, successor by merger to COMERICA BANK-CALIFORNIA (“Bank”) and MTI TECHNOLOGY CORPORATION (“Borrower”).
RECITALS
     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 13, 2002, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated June 30, 2003, that certain Second Amendment to Loan and Security Agreement dated June 18, 2004 and that certain Third Amendment to Loan and Security Agreement dated June 15, 2005 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. The definition of Revolving Maturity Date in Section 1.1 of the Agreement is amended in its entirety to read as follows:
          “‘Revolving Maturity Date’ means November 30, 2006.”
     2. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
     3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
     4. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Amendment, duly executed by Borrower;
               (b) the Standby Letter of Credit, issued by Bank of America for the benefit of Bank, in the minimum amount of the Revolving Line, shall be amended or reissued to bear an expiry date of no earlier than December 31, 2006;
               (c) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
               (d) a nonrefundable amendment fee in the amount of $2,500, which may be debited from any of Borrower’s accounts;
               (e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

               (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MTI TECHNOLOGY CORPORATION
By:	/s/ Scott Poteracki
Title:	CFO

COMERICA BANK, successor by merger to COMERICA BANK-CALIFORNIA
By:	/s/ Abigayle L. Keller
Title:	Vice President